Exhibit 99.2

FOR IMMEDIATE RELEASE

Pattern Energy Enters Agreement to be Acquired by Canada Pension Plan Investment Board

Pattern Energy Shareholders to Receive $26.75 per Share in Cash; Transaction Enterprise Value of Approximately $6.1 Billion

Canada Pension Plan Investment Board and Riverstone Holdings to Combine Pattern Energy and Pattern Development into an Integrated Renewable Energy Company

Transaction Expected to Close by the Second Quarter of 2020

SAN FRANCISCO, TORONTO, ON, and NEW YORK – November 04, 2019 – Pattern Energy Group Inc. (Nasdaq and TSX: PEGI) (“Pattern Energy” or “the Company”) and Canada Pension Plan Investment Board (“CPPIB”) today announced they have entered into a definitive agreement, pursuant to which CPPIB will acquire Pattern Energy in an all-cash transaction for $26.75 per share, implying an enterprise value of approximately $6.1 billion, including net debt.

CPPIB and Riverstone Holdings LLC (“Riverstone”) have concurrently entered into an agreement pursuant to which, at or following the completion of the proposed acquisition of Pattern Energy by CPPIB, CPPIB and Riverstone will combine Pattern Energy and Pattern Energy Group Holdings 2 LP (“Pattern Development”) under common ownership, bringing together the operating assets of Pattern Energy with the world class development projects and capabilities of Pattern Development.

Under the terms of the merger agreement, Pattern Energy shareholders will receive $26.75 in cash consideration for each share of Pattern Energy, representing a premium of approximately 14.8% to Pattern Energy’s closing share price on August 9, 2019, the last trading day prior to market rumors regarding a potential acquisition of the Company. The consideration also represents a 15.1% premium to the 30-day volume weighted average price prior to that date.

The Pattern Energy management team, led by Mike Garland, will lead the combined enterprise.

“This agreement with CPPIB and Riverstone provides certain and significant value for Pattern Energy shareholders with an all cash transaction at a very attractive stock price,” said Mike Garland, CEO of Pattern Energy. “Over the years, Pattern Energy has been able to provide shareholders with a consistent dividend and now our shareholders can realize the value embedded in the Company. We believe the proposed transaction reflects the strength of the platform we have built.”

“In reaching this transaction, the Pattern Energy Board of Directors undertook a robust process that we believe culminated in a transaction that delivers value to shareholders,” said Alan Batkin, Chairman of the Pattern Energy Board of Directors. “As part of this process, the Board formed a special committee, composed of independent directors that directed the process at all times, and retained independent legal and financial advisors to assist our review of the transaction and provide a fairness opinion. The special committee reviewed multiple bids as part of a thorough process that involved multiple parties and evaluated the transaction against the Company’s standalone prospects, performance and outlook relative to historic trading multiples and yields. Based on this review and in light of the transaction structure, the special committee unanimously determined that this transaction is in the best interest of the Company’s shareholders and recommended it to the full Pattern Energy Board, which also determined that this transaction is advisable and in the best interests of the Company’s shareholders. The transaction delivers significant, immediate and certain value to the Company’s shareholders.”

“Pattern Energy is one of the most experienced renewables developers in North America and Japan with a high-quality, diversified portfolio of contracted operating assets, aligning well with CPPIB’s renewable energy investment strategy and the increasing global demand for low-carbon energy,” said Bruce Hogg, Managing Director, Head of Power and Renewables, CPPIB. “The Pattern Energy management team has a proven track record of identifying and executing development strategies with differentiated competitive advantages. We look forward to working with Pattern Energy and Riverstone to grow the company.”

“We have long been believers in Pattern Energy and have had a successful partnership with the Company since we first invested in it more than 10 years ago,” said Chris Hunt and Alfredo Marti, Partners at Riverstone. “We have worked closely with Mike and the Pattern Energy team to grow the Company from a development startup into a multinational operator and supplier of low cost, renewably sourced energy. We are confident the team will continue to develop world-class wind and solar assets, which will be an important part of our transition to cleaner forms of power generation. We look forward to continuing to support them in driving the Company’s next phase of development.”

Transaction Details

The transaction is expected to close by the second quarter of 2020, subject to Pattern Energy shareholder approval, receipt of the required regulatory approvals, and other customary closing conditions. The Pattern Energy transaction is not contingent upon the completion of the Pattern Development transaction.

Upon the completion of the transaction, Pattern Energy will become a privately held company and shares of Pattern Energy’s common stock will no longer be listed on any public market. Pattern Energy will continue paying its quarterly dividend through the transaction close.

Advisors

Evercore and Goldman, Sachs & Co. LLC are acting as independent financial advisors to Pattern Energy’s special committee, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as independent legal counsel to the special committee.

About Pattern Energy

Pattern Energy Group Inc. (Pattern Energy) is an independent power company listed on the Nasdaq Global Select Market and Toronto Stock Exchange. Pattern Energy has a portfolio of 28 renewable energy projects with an operating capacity of 4.4 GW in the United States, Canada and Japan that use proven, best-in-class technology. Pattern Energy’s wind and solar power facilities generate stable long-term cash flows in attractive markets and provide a solid foundation for the continued growth of the business. For more information, visit www.patternenergy.com.

About Pattern Development

Pattern Development is a leader in developing renewable energy and transmission assets. With a long history in wind energy, Pattern Development has developed, financed and placed into operation more than 4,000 MW of wind and solar power projects. A strong commitment to promoting environmental stewardship drives the company’s dedication in working closely with communities to create renewable energy projects. Pattern Development has offices in San Francisco, San Diego, Houston, New York, Toronto, Mexico City, and Tokyo. For more information, visit www.patterndev.com.

About CPPIB

Canada Pension Plan Investment Board (CPPIB) is a professional investment management organization that invests the funds not needed by the Canada Pension Plan (CPP) to pay current benefits in the best interests of 20 million contributors and beneficiaries. In order to build diversified portfolios of assets, CPPIB invests in public equities, private equities, real estate, infrastructure and fixed income instruments. Headquartered in Toronto, with offices in Hong Kong, London, Luxembourg, Mumbai, New York City, San Francisco, São Paulo and Sydney, CPPIB is governed and managed independently of the Canada Pension Plan and at arm’s length from governments. At June 30, 2019, the CPP Fund totalled C$400.6 billion. For more information about CPPIB, please visit www.cppib.com or follow us on LinkedIn, Facebook or Twitter.

About Riverstone Holdings

Riverstone is an energy and power-focused private investment firm founded in 2000 by David M. Leuschen and Pierre F. Lapeyre, Jr. with over $39 billion of equity capital raised to date. Riverstone conducts buyout and growth capital investments in the exploration & production, midstream, oilfield services, power and renewable sectors of the energy industry. With offices in New York, London, Houston and Mexico City, the firm has committed approximately $40 billion to more than 180 investments in North America, South America, Europe, Africa, Asia, and Australia.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors related to the pending acquisition of the Company, including, without limitation (1) risks related to the consummation of the proposed merger described herein (the “Merger”), including the risks that (a) the Merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain shareholder approval of the merger agreement described herein (the “Merger Agreement”), (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other applicable jurisdictions or to secure approval under the Competition Act (Canada) as provided in the Merger Agreement, (d) the parties may fail to secure other applicable regulatory approvals, including from the Federal Energy Regulatory Commission, and (e) other conditions to the consummation of the Merger under the Merger Agreement may not be satisfied; (2) the effects that any termination of the Merger Agreement may have on the Company or its business, including the risks that (a) the price of the Company Common Stock may decline significantly if the Merger is not completed, (b) the Merger Agreement may be terminated in circumstances requiring the Company to pay Parent a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the Merger; (3) the effects that the announcement or pendency of the Merger may have on the Company and its business, including the risks that as a result (a) the Company’s business, operating results or stock price may suffer, (b) the Company’s current plans and operations may be disrupted, (c) the Company’s ability to retain or recruit key employees may be adversely affected, (d) the Company’s business relationships (including with suppliers, off-takers, and business partners) may be adversely affected, (e) the Company is not able to access the debt or equity markets on favorable terms, or at all, or (f) the Company’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the Merger Agreement places on the Company’s ability to operate its business or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against the Company and others; (6) the risk that the Merger and related transactions may involve unexpected costs, liabilities or delays; (7) the Company’s ability to continue paying a quarterly dividend; and (8) other economic, business, competitive, legal, regulatory, and/or tax factors under the heading “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as updated or supplemented by subsequent reports that the Company has filed or files with the U.S. Securities and Exchange Commission (“SEC”) and Canadian securities regulatory authorities. Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company does not assume any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the Merger. In connection with the proposed transaction, the Company plans to file a proxy statement with the SEC and Canadian securities regulatory authorities. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC AND CANADIAN SECURITIES REGULATORY AUTHORITIES WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company at the SEC’s website at www.sec.gov and the website of the Canadian securities regulatory authorities at www.sedar.com. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting the Company’s Investor Relations department at ir@patternenergy.com or (416) 526-1563.

Participants in Solicitation

The Company and its directors, executive officers and certain employees, may be deemed, under SEC rules and applicable rules in Canada, to be participants in the solicitation of proxies in respect of the Merger. Information regarding the Company’s directors and executive officers is available in its proxy statement filed with the SEC and Canadian securities regulatory authorities on April 23, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC and Canadian securities regulatory authorities (when they become available). These documents can be obtained free of charge from the Company (when they become available) from the sources indicated above.

Contacts

Pattern Energy

Media Relations

Matt Dallas

917-363-1333

matt.dallas@patternenergy.com

or

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Ed Trissel / Aaron Palash

212-355-4449

Investor Relations

Ross Marshall

416-526-1563

ross.marshall@loderockadvisors.com

CPPIB

Media

Darryl Konynenbelt

Director, Global Media Relations

416-972-8389

dkonynenbelt@cppib.com

Riverstone

Media

Jeffrey Taufield, Daniel Yunger

Kekst

212-521-4800